UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2007

Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2007, the Compensation Committee of Matritech’s Board of Directors (the “Committee”) voted to grant stock options to executive officers, to be effective on the first trading day following the filing of a registration statement on Form S-8 for the Company’s 2006 Equity and Incentive Plan (the “2006 Plan”) with an exercise price equal to the closing price of the Company’s common stock on the effective date.  The Company expects to file the Form S-8 for the 2006 Plan in early April 2007.  The Committee is making option grants with time-based vesting to executive officers other than the Chief Executive Officer and President in accordance with the Company’s annual option award program.  The number of shares covered by the time-based vesting options being granted to each executive officer is set forth below:

Individual	Position	Time-Based Vesting Options

Richard A. Sandberg	Chief Financial Officer, Treasurer, Vice President and Assistant Secretary	25,000 shares
Melodie R. Domurad	Vice President, Clinical and Regulatory Affairs	40,000 shares
Gary J. Fagan	Vice President, Research and Development	25,000 shares
David G. Kolasinski	Vice President, Sales	40,000 shares
Franz Maier	President, Matritech GmbH	50,000 shares
John E. Quigley	Vice President, Marketing	15,000 shares
Patricia Randall	Vice President, General Counsel, Chief Legal Officer and Secretary	50,000 shares

These options will vest at the rate of 25% per year on each of the first four anniversaries of the date of grant and expire seven years from the date of grant.  The options have accelerated vesting in the event of a change of control.  All of the terms and provisions applicable to the options granted to the above executive officers, other than Mr. Maier, are contained in the form of incentive stock option agreement attached hereto as Exhibit 10.1.  The terms and provisions of the options granted to Mr. Maier are contained in the form of non-qualified stock option agreement attached hereto as Exhibit 10.2.

On March 28, 2007, the Committee voted to grant performance-based vesting stock options to the Chief Executive Officer and President, to be effective on the first trading day following the filing of a Form S-8 for the Company’s 2006 Plan with an exercise price equal to the closing price of the Company’s common stock on the effective date.
These awards are set forth below:

Individual	Position	Performance-Based Vesting Options

Stephen D. Chubb	Chairman and Chief Executive Officer	150,000 shares
David L. Corbet	President and Chief Operating Officer	100,000 shares

These options will vest if the performance target is met on or before March 31, 2008 and expire on the earlier of seven years from the date of grant or March 31, 2008 if the performance target has not been met by that date.  The performance targets for each option are identical and concern achievement of a specific strategic objective of the Company.  The terms and provisions applicable to these performance-based vesting options are, with the exception of the performance target, contained in the form of performance-based incentive stock option agreement attached hereto as Exhibit 10.3.

In accordance with the terms of the Company’s Management Bonus Plan, the Committee established corporate performance objectives and approved individual performance objectives for 2007.  Such objectives are of the same nature as those approved for the 2006 year, consisting of corporate performance objectives for target product revenues, operating loss metrics and product development goals, and consisting of individual performance objectives for targets sales and distribution accomplishments, progress with alliances and other strategic initiatives, regulatory compliance, financial metrics, investor relations, product development and market acceptance.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement under 2006 Equity and Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under 2006 Equity and Incentive Plan

10.3	Form of Performance-Based Incentive Stock Option Agreement under 2006 Equity and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: March 30, 2007
By: /s/ Stephen D. Chubb Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement under 2006 Equity and Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under 2006 Equity and Incentive Plan

10.3	Form of Performance-Based Incentive Stock Option Agreement under 2006 Equity and Incentive Plan